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                                                                    EXHIBIT 10.8


                      LET'S TALK CELLULAR & WIRELESS, INC.
                             STOCK OPTION AGREEMENT
                                      FOR
                                BRETT BEVERIDGE


                                   AGREEMENT

     1. Grant of Option. Let's Talk Cellular & Wireless, Inc. (the "Company") hereby grants, as of June 27, 1997, to Brett Beveridge (the "Optionee") an option (the "Option") to purchase up to 27,721 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), at an exercise price per share equal to $65.92. The Option shall be subject to the terms and conditions set forth herein.

     2. Exercise Schedule. Except as otherwise provided in Section 5 of this Agreement, the Option shall be exercisable in whole or in part on the date hereof. The Option shall terminate on, and in no event shall the Option be exercisable after June 27, 2007.

     3.  Method of Exercise.  This Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 2 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be reasonably required by the Company for compliance with applicable state and federal securities laws and regulations. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Board in its sole discretion have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

     4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; or (c) such other consideration or in such other manner as may be determined by the Board, which other method, in the discretion of the Board may include, without limitation, payment of the exercise price in whole or in part (i) with Shares, (ii) by a promissory note payable to the order of the Company in a form acceptable to the Board, or (iii) by the Company retaining from the Shares to be delivered upon exercise of the Option that number of Shares having a Fair Market Value on the date of exercise equal to the option price for the number of Shares with respect to which the Optionee exercises the Option or by any other form of cashless exercise procedure approved by the Board.


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     5.  Termination of Option.  Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

         (a) unless the Board otherwise determines in writing in its sole discretion, three months after the date on which the Optionee's employment with the Company is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Agreement, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code) of the Optionee as determined by a medical doctor satisfactory to the Board, or (C) death;

         (b) immediately upon the termination of the Optionee's employment with the Company for Cause;

         (c) twelve months after the date on which the Optionee's employment with the Company is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code) as determined by a medical doctor satisfactory to the Board;

         (d) twelve months after the date of termination of the Optionee's employment with the Company by reason of the death of the Optionee (or six months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph (c) of this Section 5).

     6. Transferability. The Option is not transferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     7. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Common Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

     8. No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

     9. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

     10. Interpretation. The Optionee accepts the Option subject to all the terms and provisions of this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

     11. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's

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Secretary at 5200 N.W. 77th Court, Miami, Florida 33166, or if the Company
should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.



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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the
27 day of June, 1997.

                              COMPANY:

                              LET'S TALK CELLULAR & WIRELESS, INC.



                              By:/s/ Nicolas Molina
                                 ---------------------------------
                              Name:  Nicolas Molina
                              Title: Chief Executive Officer


     Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.


                              OPTIONEE:



                              By:/s/ Brett Beveridge
                                 ---------------------------------
                                 Brett Beveridge



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